[DESCRIPTION]Auditors Report of Internal
Control
December 31, 1998

Report of Independent Public Accountants

To the board of directors and shareholders of
Security Capital European Real Estate
Shares:

We have audited the accompanying statement of assets and liabilities of Security
Capital European Real Estate Shares (a
separate portfolio of Security Capital
Real Estate Mutual Funds Incorporated, a
Maryland corporation), including the
schedule of investments, as of December
31, 1998, and the related statements of
operations and changes in net assets and the financial highlights for the period from June 30, 1998 (date of inception) to December 31, 1998. These financial statements and financial highlights are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of
securities owned as of December 31, 1998, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Security Capital
European Real Estate Shares as of December
31, 1998, the results of its operations, the changes in its net assets, and the financial highlights for the period from June 30, 1998 (date of inception) to
December 31, 1998, in conformity with
generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Chicago, Illinois
February 15, 1999